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                                                                    EXHIBIT 3.31

                          CERTIFICATE OF INCORPORATION

                                       OF

                               MERFIN SYSTEMS INC.

                                    * * * * *

         1. The name of the corporation is

                               MERFIN SYSTEMS INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

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         The holders of the issued shares of common stock shall, upon the issuance or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of the issued shares of common stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

         5A. The name and mailing address of each incorporator is as follows:

    NAME                         MAILING ADDRESS

  S. Stout                       520 Pike Street
                                 Seattle, WA 98101

  T. Barbas                      520 Pike Street
                                 Seattle, WA 98101

         5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

    NAME                         MAILING ADDRESS

  Ivan B. Pirko                  7979 Vantage Way
                                 Delta, B.C. V4G 1A6 Canada

  John McNicol                   7979 Vantage Way
                                 Delta, B.C. V4G 1A6 Canada

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  Gordon Pedwell                 7979 Vantage Way
                                 Delta, B.C. V4G 1A6 Canada

         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as

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a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 10th day of May, 1994.

                                                       /s/ S. Stout
                                                       -------------------------
                                                       S. Stout, Incorporator

                                                       /s/ T. Barbas
                                                       -------------------------
                                                       T. Barbas, Incorporator

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                                                                 EXHIBIT 3.31(a)

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
             A CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION OF
                               MERFIN SYSTEMS INC.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                           OF DELAWARE ON MAY 11, 1994

         Merfin Systems Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. The name of the corporation is Merfin Systems Inc.

         2. That a certificate of Incorporation was filed by the Secretary of State of Delaware on May 11, 1994 and that said certificate requires correction as permitted by subsection (F) of Section 103 of The General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said certificate to be corrected is as follows:

            Section 5B incorrectly shows the name of the first director spelled incorrectly as Ivan B. Pirko.

         4. Section 5B of the certificate is corrected to read as follows:

            5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                              NAME                     ADDRESS

                              Ivan B. Pivko            7979 Vantage Way
                                                       Delta, BC V4G 1A6 Canada

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                              John McNicol             7979 Vantage Way
                                                       Delta, BC V4G 1A6 Canada

                              Gordon Pedwell           7979 Vantage Way
                                                       Delta, BC V4G 1A6 Canada

         IN WITNESS WHEREOF, said Merfin Systems Inc. has caused this certificate to be signed by John McNicol and attested by Gordon Pedwell, as a majority of the Directors this 26 day of May, 1994.

                                                 MERFIN SYSTEMS INC.

                                                 By /s/ John McNicol
                                                    ----------------------------
                                                      John McNicol, Director

ATTEST:

By /s/ Gordon Pedwell
---------------------------
 Gordon Pedwell, Director

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                                                                 EXHIBIT 3.31(b)

                      CERTIFICATE OF CHANGE OF LOCATION OF
                     REGISTERED OFFICE AND REGISTERED AGENT
                                       OF
                               MERFIN SYSTEMS INC.

         The Board of Directors of:

                               MERFIN SYSTEMS INC.

a Corporation of the State of Delaware, on this 14th day of November, A.D. 1997, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

                              1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

         The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is;

                          CORPORATION SERVICE COMPANY.

                               MERFIN SYSTEMS INC.

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

         IN WITNESS WHEREOF, said corporation has cause this Certificate to be signed by its secretary, this 14th day of November, A.D. 1997.

                                                 /s/ Sheila Jordan Cunningham
                                                 -------------------------------
                                                 Authorized Officer

                                                 /s/ Sheila Jordan Cunningham
                                                 -------------------------------
                                                 Printed Name